CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-155718, 333-171029 and 333-182288) and Form S-8 (Nos. 333-112717, 333-128299 and 333-176973) of FX Energy, Inc. of our report dated March 14, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FX Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 14, 2013